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                                                                      EXHIBIT 1

                   PROSPECT STREET HIGH INCOME PORTFOLIO INC.

                                INSPECTOR'S OATH



           The undersigned, duly appointed to serve as Inspector of Election at the Meeting of Stockholders of Prospect Street High Income Portfolio Inc., held at 9:00 a.m., on October 27, 2000, at The University Club of Dallas, at 13350 Dallas Parkway, Suite 4000, Dallas, Texas, upon his/her oath, does promise and swear to faithfully, honestly and impartially perform the duties of Inspector of Election and conduct and make true reports of the actions to be taken with respect to the election of Directors and the ratification of the selection of independent public accountants.


                                                /s/ Angie H. Carlson
                                                ---------------------------



Subscribed and sworn to
before me this 27th day of
October, 2000.


/s/ Cassie J. Howard
-----------------------------
    Notary Public
    State of Texas
    My Commission Expires August 07, 2004